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                                                                  Exhibit 10.19

                                 LEASE AGREEMENT

     THIS AGREEMENT made and entered into this 15th day of May, 1986, by and between Fort Morgan Community Hospital Association (the "Hospital Association") and Brim Hospitals Inc., a wholly-owned subsidiary of Brim & Associates, Inc. ("BHI").

     WHEREAS, Hospital Association is the owner of a 40-bed acute care facility known as Fort Morgan Community Hospital, Fort Morgan, Colorado (the "Hospital"); and

     WHEREAS, Hospital Association, Holding Company and BHI have entered into an Operating Agreement of even date herewith whereby BHI will operate the Hospital (the "Operating Agreement"); and

     WHEREAS, to achieve the goals of the parties hereto as stated in the Operating Agreement, Hospital Association desires to lease to BHI the real property on which the Hospital is located and the furniture, fixtures and equipment located in and on the Hospital (the "Leased Property") and any and all other real property currently owned or acquired during the lease term by the Hospital Association.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, it is hereby agreed as follows:

     1. Subject Property. Hospital Association, in consideration of the payment to be made and of the covenants to be kept and performed by BHI hereunder, hereby demises and offers to BHI, and BHI hereby hires and takes from Hospital Association, the real estate located in the Town of Fort Morgan, County of Morgan, State of Colorado, legally described in Exhibit A attached hereto (the "Real Property"), and the improvements constructed thereon that constitute the 40-bed acute care facility commonly known as Fort Morgan Community Hospital (the "Hospital") and all furniture, fixtures, and equipment and other tangible personal property owned and/or leased by Hospital Association and located thereon or therein, also included in subject property any and all real property, equipment, furniture, fixtures, and building improvements acquired by the Hospital Association during the lease term (hereinafter collectively called the "Personal Property"). (Hereinafter the Real Property, the Hospital and Personal Property are collectively referred to as the "Leased Property.") Within ten (10) days after execution of this Agreement, BHI and Hospital Association shall jointly compile two schedules: Schedule A shall identify the Personal Property owned by Hospital Association and the current book value of said property (the "Owned Personal Property"); and Schedule B shall identify the Personal Property leased by Hospital Association, the name of the Lessor, the date of the Lease, the Lease Term and the rental payments owing under




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the Lease (the "Leased Personal Property"). The Schedules shall be attached hereto as Exhibits B-1 and B-2.

     BHI does hereby covenant to take all steps necessary to assume any leases entered into by Hospital Association prior to the Commencement Date which relate to the Leased Personal Property and Holding Company shall not be liable for any damage or injury which BHI or any patient of the Hospital may incur as a result of BHI's failure to do so.

     2. Term. The term of this Agreement shall commence on June 1, 1986 (the "Commencement Date"), and shall expire on May 31, 2006, unless earlier terminated as provided hereinafter in Sections 5, 13, 14 and 15. Any termination of this Agreement will result in an automatic rescission of the Purchase Agreement.

     3.  Use.

     3.1 BHI shall use and operate the Leased Property as a general acute care facility and, subject to Hospital Association's approval, which approval shall not be unreasonably withheld, for health care and health care related purposes, such as a home health care program, wellness program, long-term care and physician's offices. BHI shall use and operate the Leased Property in compliance with all applicable laws and regulations of the City of Fort Morgan, the State of Colorado, the Medicare and Medicaid Programs, and any other applicable state, federal and local laws, provided that BHI shall have the right to contest the validity or applicability of any such laws and regulations by appropriate legal proceedings upon furnishing Hospital Association with such security as may be reasonably demanded by Hospital Association.

     3.2 After the Commencement Date, BHI shall neither use nor permit to be used the Leased Property or any part thereof for any purpose which would cause the cancellation of any insurance policy covering the Hospital or any part thereof, nor shall BHI sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by the standard form of fire insurance policies. BHI shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance organization or company necessary for the maintenance of said insurance.

     3.3 BHI shall not commit or suffer to be committed any waste on the Leased Property nor shall BHI cause or permit any nuisance thereon.

     3.4 BHI shall neither suffer nor permit the Leased Property or any portion thereof to be used in such a manner as (i) might reasonably tend to impair Hospital Association's



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title thereto, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication thereof.

     4.  Rent.

     4.1 As consideration for the use of the Leased Property, BHI shall pay to Hospital Association the amount of One and No/100 Dollars ($1.00) annually (the "Base Rent"). The Base Rent shall be due and owing on the first day of each Lease Year and may be paid to Hospital Association in advance at the address stated in Section 19, below.

     4.2 This Lease is intended to be net to Hospital Association. Hospital Association or Holding Company shall not be required to make any payment of any kind with respect to the Leased Property except as may be expressly set forth herein. Accordingly, BHI agrees to pay all additional expenses described herein as they become due and payable. Said additional expenses shall include all real estate taxes, general and special assessments, and other public charges which are assessed, levied, confirmed, or imposed upon the Leased Property, (other than Hospital Association's income taxes, if any) during the Lease Term, all charges for water, electricity, gas, sewerage, waste, trash and garbage disposal, telephone, cable television, and other services furnished to the Leased Property. Forthwith upon payment by BHI of any taxes or assessments required to be paid by it, upon request BHI shall submit to Hospital Association the official receipt or receipts, or photostatic copies thereof, evidencing payment of such taxes or assessments.

     4.3 BHI may contest, in its own name or in the name of Hospital Association, with Hospital Association's cooperation which Hospital Association agrees to give, the legality or validity of any such tax or assessment or of any law under which the same shall be imposed. This must be done in good faith, with due diligence, and at BHI's own expense. If BHI does so contest such tax or assessment beyond the time limit for payment thereof by BHI, BHI shall do one of the following: BHI may pay such amount under protest; procure and maintain a stay of all proceedings to enforce collection of such tax or assessment; or deposit with Hospital Association reasonable security for the payment of all contested sums. Once such action is taken by BHI, BHI shall not be considered to be in default on any of the contested additional expense provisions hereof.

     4.4 BHI shall have, and Hospital Association hereby irrevocably grants to BHI, the power and authority, at BHI's cost to make, file and prosecute any statement or report or claim for refund which may be required or permitted by law, as




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the basis of or in connection with the assessment, determination, equalization, reduction or payment of any and every tax or assessment or license or charge which BHI is required to pay or discharge hereunder.

     4.5 BHI shall be entitled to pay the Base Rent and any additional expenses, out of all revenues and cash collections received by BHI on Hospital Association's behalf on and after the Commencement Date from any tenants, private pay patients and third-party payors, including Medicare, Medicaid and private insurance.

     5.  Termination.

     5.1 Both Hospital Association and BHI shall be entitled to terminate this Agreement at any time after the first year of the Lease Term for any reason. The termination shall be effective 120 days after receipt of written notice from the terminating party (the "Termination Date").

     5.2 Upon termination by either party or upon expiration of the Lease Term, Hospital Association shall be obligated to purchase any BHI Personal Property, as defined in Section 6.3, below. The purchase price for the BHI Personal Property shall be the depreciated book value of such property as of the Termination Date and shall be paid in cash. [or by execution and delivery to BHI of a promissory note in such amount bearing interest at the Prime Rate as announced by First Interstate Bank of Oregon as it may vary from time to time. Principal and interest shall be amortized and payable over a five-year period with principal and interest payment due monthly commencing one month after the Termination Date.]

     5.3 The termination of this Agreement under this Section 5 or Sections 13, 14 and 15 shall result in the rescission of the Purchase Agreement, which rescission shall be in accordance with the terms and conditions set forth in the Operating Agreement.

     6.  Maintenance, Repair, Alterations and Utilities. Throughout the Lease
Term:

     6.1 BHI shall, at its own cost, and without expense to Hospital Association, keep and maintain the Leased Property, including all sidewalks, buildings, surface parking lots and improvements of any kind which may be a part thereof, in good, sanitary and neat order, condition and repair, ordinary wear and tear and obsolescence in spite of repair and acts of God excepted.

     6.2 BHI shall have the right to make alterations, additions and improvements to the Leased Property provided that




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(a) such work does not adversely affect the structural integrity of the Hospital or diminish the value thereof, (b) any such work is performed in a good and workmanlike manner and in conformance with all applicable building codes, and
(c) any such work that is a capital requirement, as defined below in Section
6.7, shall have been submitted to Hospital Association.

     6.2.1 BHI shall have the right to replace the existing Personal Property provided that any such purchase that is a capital requirement shall have been submitted to Holding Company and Hospital Association for approval.

     6.2.2 BHI shall also have the right to acquire any additional Personal Property which in its judgment is needed to meet the needs of the patients of the Hospital (the "BHI Personal Property"), provided that any such acquisition that is a capital requirement shall have been submitted to Hospital Association for approval.

     6.3 BHI shall submit on an annual basis all planned capital requirements to Holding Company for its review and approval.

     6.4 In the event that BHI and Hospital Association agree to make substantial alterations, additions or improvements to the Hospital, Hospital Association agrees to undertake reasonable efforts in securing the necessary capital financing through reasonable and available means.

     6.5 The success of Hospital Association in securing capital financing shall result in an additional expense payable by BHI under the Operating Agreement. The additional expense shall be equal to the amount which Hospital Association is required to pay annually to amortize the debt secured by Hospital Association.

     6.6 All such debt financing shall be in the name of Hospital Association, although BHI shall provide Hospital Association with whatever assistance it may need in connection therewith. Upon termination of this Agreement, Hospital Association will be solely responsible for the continued satisfaction of any such debt, unless the necessary financing was provided by BHI in which case Hospital Association shall reimburse BHI for the cost of all such improvements at their then depreciated book value.

     6.7 As used in this Section 6, capital requirement shall mean alterations, additions, improvements, equipment or personal property with a cost of over $5,000.00 and three years or more life expectancy.




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     6.8 BHI shall also maintain the Hospital grounds in a good and sightly appearance, including regular mowing, pruning, fertilizing, and other appropriate care of all grass, plants, and trees.

     7.  Liens Against the Property.

     7.1 Aside from the permitted encumbrances listed in Exhibit B, BHI will not permit the Leased Property to become subject to any lien, charge, or encumbrance. BHI shall maintain the Leased Property free from all orders, notices, and violations filed or entered by any public or quasi-public authorities. Notwithstanding the foregoing, BHI may contest any such liens, charges, encumbrances, orders, notices or violations. This must be done in good faith, and with due diligence.

     7.2 Should a judgment on any lien, charge, encumbrance, order, notice or violation by rendered against the Leased Property, and should BHI fail to discharge such judgment or take action to protest such judgment, Hospital Association shall have the right but not the obligation to discharge said judgment. If Hospital Association exercises that option, any amount paid by Hospital Association shall be due from BHI as additional rent. Such additional rent shall be due and payable immediately upon BHI's receipt of notice from Hospital Association that the expense was incurred.

     8.  Indemnification.

     8.1 BHI hereby agrees to indemnify and to hold Hospital Association and Holding Company harmless from and against any and all claims and demands for injury or death to persons and damage to property occurring on the Leased Property during the Lease Term, and will defend Hospital Association and Holding Company from any claim of liability on account thereof; provided, however, that BHI shall have no obligation with respect to any claims resulting from the negligent or willful misconduct of Hospital Association or Holding Company or their officers, directors, agents or employees, or any claims arising prior to the Commencement Date which relate to the ownership of the Leased Property or the operation of the Hospital.

     8.2 Hospital Association hereby agrees to indemnify and to hold BHI harmless from and against any and all claims and demands for injury or death to persons and damage to property occurring prior to the Commencement Date, and will defend BHI from any claim of liability on account thereof. In addition, Hospital Association agrees to indemnify and to hold BHI harmless with respect to any claims resulting from the negligent or willful misconduct of Hospital Association or Holding Company or their officers, directors, agents or




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employees, and any claims which relate to the ownership of the Leased Property arising prior to the Commencement Date or during the Lease Term.

     9. Quiet Enjoyment. Hospital Association warrants that BHI upon paying the Base Rent and the additional expenses as provided for in this Agreement and upon performing all other requirements hereof, shall quietly have, hold, and enjoy the Leased Property during the Lease Term. Notwithstanding the foregoing, Hospital Association shall have the right, during normal business hours, to enter upon the Leased Property and to examine and inspect the same, provided said inspection does not interfere with the rendering of patient care at the Hospital.

     10. Insurance.

     10.1 Throughout the Lease Term BHI shall, at its expense, maintain the following insurance:

          a) Insurance against loss or damage by fire and such other risks as may be included in the broadest form of extended coverage from time to time; and

          b) Insurance against loss or damage by explosion of steam boilers, pressure vessels, or any similar apparatus now or hereafter installed on the Leased Property in an amount not less than 90% of the insurable value of the Leased Property from time to time; and

          c) Insurance against claims for personal injury and property damage occurring on the Leased Property under a comprehensive professional and general hospital liability policy with limits of not less than One Million Dollars ($1,000,000.00) per claim/incident, Five Million Dollars ($5,000,000.00) in the aggregate and One Million Dollars ($1,000,000.00) for property damage arising out of any single occurrence.

          d) Loss of rents under a rental value insurance policy covering risk of loss during the first six months due to the occurrence of any of the hazards described in a) or b) in an amount sufficient to prevent Hospital Association or Holding Company from becoming a co-insurer.

          e) Such other hazards and in such amounts as may be customary for comparable properties in the area and is of the type available from reputable insurance companies.

     10.2 The term "insurable value" of improvements as used herein, shall mean the actual replacement cost thereof from time to time, less exclusions provided in the normal fire insurance policy. In the event either party believes that the




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insurable value (the then replacement cost less exclusions) has increased or decreased, it shall have the right, but only, except as provided below, at intervals of not less than five years to have such insurable value re-determined by the fire insurance company which is then carrying the largest amount of fire insurance carried on the Leased Property, hereinafter referred to as an "impartial appraiser". The party desiring to have the insurable value so re-determined shall forthwith, on receipt of such determination by such impartial appraiser, give written notice thereof to the other party hereto. The determination of such impartial appraiser shall be final and binding on the parties hereto, and BHI shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Section 10, as the case may be, to the amount so determined by the impartial appraiser. The party desiring the redetermination shall pay the fee, if any, of the impartial appraiser. If, during any such five-year period BHI or Hospital Association shall have made improvements to the Leased Property, Hospital Association may at its own cost have such insurance value re-determined at any time after such improvements are made, regardless of when the insurable value was last determined.

     10.3 All insurance policies carried by either party covering the Leased Property, including without limitation thereto, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge, the other party, at its election, may pay the same but shall not be obligated to do so.

     10.4 To the extent that either Hospital Association or BHI may have claims against the other for fire or casualty damage to the Leased Property (including business interruption caused thereby), which claims are covered by insurance payable to and protecting the claiming party, the claiming party hereby agrees to exhaust all claims under such insurance before asserting any claims against the other party. The foregoing shall apply to claims for damage whether such damage is caused, wholly or partially, by the negligence or other fault of the other party or its agent, employees, subtenants, licensees, or assignees.

     10.5 All of the policies of insurance referred to in this Section shall name Hospital Association as an additional insured, shall be written in form satisfactory to Hospital Association and by insurance companies satisfactory to Hospital Association. Hospital Association agrees that it will not unreasonably withhold its approval as to the form of or to the insurance companies selected by BHI. BHI shall pay all of the premiums therefor, and deliver such policies or certificates





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thereof to Hospital Association prior to their effective date (and, with respect to any renewal policy), at least five days prior to the expiration of the existing policy, and in the event of the failure of BHI either to effect such insurance in the names herein called for, to pay the premiums therefor, or to deliver such policies or certificates thereof to Hospital Association at the time required, Hospital Association shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Hospital Association upon written demand therefor, and failure to repay the same shall carry with it the same consequence as failure to pay any installment of Base Rent or additional expenses. Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Hospital Association, that it will give to Hospital Association ten days written notice before the policy or policies in question shall be altered or cancelled.

     10.6 In the event that either party shall at any time deem the limits of the personal injury or property damage public liability insurance then carried to be either excessive or insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried; and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party selected by the parties.

     10.7 Notwithstanding anything to the contrary contained in this Section, BHI's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by BHI or its parent, provided, however, that the coverage afforded Hospital Association will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this
Section 10 are otherwise satisfied.

     11. Damage and Destruction.

     11.1 All proceeds payable by reason of any physical loss of any of the improvements comprising the Leased Property and insured under any policies of insurance required by this Lease shall be held in trust by BHI and subject to
Section 11.2 shall be available for the reconstruction or repair, as the case may be, of any damage to or destruction of the Property, the Hospital and the Personal Property and shall be paid out by BHI




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from time to time for the reasonable cost of such work. Any excess of money received from insurance remaining with BHI after the restoration or reconstruction of the Leased Property shall be retained by BHI free and clear upon completion or restoration or construction or upon the expiration of thirty days after Hospital Association's notice as provided for in Section 11.3, as the case may be. All salvage resulting from any such loss covered by insurance shall belong to Hospital Association.

     11.2 In the event any improvements comprising the Leased Property are damaged by peril covered by insurance, BHI shall commence to rebuild the same within sixty days after the proceeds of any insurance become available unless:

     11.2.1 Repair or reconstruction of the damage cannot be made under the existing laws, ordinances, statutes or regulations of any governmental authority applicable thereto, in which event there shall be no obligation to rebuild, and all such insurance proceeds shall be remitted to Hospital Association.

     11.2.2 The damage or loss occurs within three years of the end of the Lease Term and Hospital Association elects not to rebuild, in which case all insurance proceeds shall be remitted to Hospital Association;

     11.2.3 The damage is thirty percent (30%) or more of the sum of (i) the then current reconstruction cost of the Real Property and the Hospital, and (ii) the replacement cost of all Personal Property as determined by an insurance survey and Hospital Association elects not to rebuild, in which case all insurance proceeds shall be remitted to Hospital Association;

     11.2.4 The loss renders the Hospital unsuitable for use as an acute care facility and Hospital Association elects not to rebuild, in which case all insurance proceeds shall be remitted to Hospital Association.

     11.3 The Hospital Association's election to rebuild or not (pursuant to Sections 11.2.2, 11.2.3 or 11.2.4 above) shall be by written notice to BHI within sixty days after the damage occurs and shall result in an automatic termination of this Lease upon BHI's receipt of said notice. Hospital Association's inability to rebuild under Section 11.2.1 shall also trigger a termination of this Lease effective sixty days after the damage occurs.

     11.4 In the event any loss occurs which renders the Hospital unsuitable for use and there is not insurance coverage with respect to such loss, Hospital Association may, at its election, either terminate this Lease or elect to rebuild or





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repair the damage so incurred provided that unless Hospital Association notifies
BHI in writing sixty days after such damage as to which election it makes, it shall be deemed to have elected to rebuild or repair. Any such replacement or repairs shall be commenced within sixty days of the date of election by Hospital Association, but not later than one hundred twenty days after the loss. In the event Hospital Association does not elect to rebuild or repair, this Lease shall automatically terminate as provided in Section 11.3, above.

     11.5 For the purposes of this Section 11, the Hospital shall be deemed to have been rendered unsuitable for use as an acute care facility if in the good faith judgment of BHI, reasonably exercised, after any such loss the Hospital cannot be operated on a commercial practicable basis as an acute care facility of the type and quality existing and licensed immediately prior to such loss taking into account, among other relevant factors, the number of usable beds affected by such loss.

     11.6 This Lease shall remain in full force and effect and BHI's obligation to make rental payments and to pay all other charges required by this Lease shall remain in full force and effect during the period of repair and/or reconstruction.

     12. Condemnation

     12.1 If, during the term of this Lease, the whole or any portion of the Leased Property is taken or condemned in fee for a public or quasi-public use, then BHI shall have the option to terminate this Lease.

     12.2 Damages for Taking. In the event of either a partial or a total taking or condemnation, all damages awarded in connection with the taking of the Property, the Hospital or the Personal Property shall vest in Hospital Association, and any damages awarded in connection with the taking of the leasehold estate, or BHI Personal Property shall vest in BHI.

     13. Default by BHI. In the event BHI shall fail to observe, perform or comply with any of the terms, covenants, agreements or conditions contained in this Lease and such failure shall continue for thirty days after Hospital Association has given BHI notice of such failure, Hospital Association shall have the right to terminate this Lease effective sixty days thereafter and to take immediate possession of the Leased Property; BHI shall be obligated to pay all rent owing to the date of termination; and Hospital Association shall be obligated to acquire any BHI Personal Property as provided in Section 5.2. Thereafter, neither party shall have any further rights or obligations hereunder.




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Notwithstanding the foregoing, if BHI has promptly commenced and diligently pursued remedial action within said thirty-day period, said thirty day period shall be extended for the minimum time reasonably required for the completion of BHI's remedial action.

        14. Default by Hospital Association. In the event (i) Hospital Association defaults in the performance of or compliance with any of its obligations hereunder for a period of thirty days after written notice thereof from BHI except for any default not susceptible of being cured within thirty days were Hospital Association is proceeding with reasonable diligence to cure the same or (ii) laws or regulations are enacted or promulgated which, in the reasonable opinion of BHI, severely restrict or increase the cost of operating the Hospital for the purpose contemplated hereby, BHI shall have the right to terminate this Lease effective sixty days thereafter, subject to BHI's obligation to pay any rent or additional expenses owing to the date of termination and to Hospital Association obligations under Section 5.2

        15. Termination by a Third Party. In the event this Lease is terminated by a third party over which neither BHI nor Hospital Association has any control, both BHI and Hospital Association shall be entitled to receive whatever compensation is owing to them under this Lease to the date of termination. BHI and Hospital Association agree in the event of such a termination to work together toward an orderly lease termination.

        16. Assumption of Contracts. In the event that this Agreement is terminated by either party or not renewed at the expiration of the Lease Term, Hospital Association will assume liability for the performance, from and after said termination/expiration date, of any contracts relating to the Leased Property entered into or assumed by BHI which extend past the term of this Agreement.

        17. Assignment. BHI may not assign its rights or obligations under this Agreement or sublet the Property or any part thereof to any unrelated organization without obtaining the prior written consent of Hospital Association. Such consent shall not be unreasonably withheld. BHI may assign to a related party upon prior written notice to the Hospital Association. In the event a party other than Hospital Association becomes the owner of the Hospital's assets, the new owner shall take title subject to Hospital Association's obligations and BHI's rights hereunder including, but not limited to, BHI's right of first refusal referred to in Section 22 below.


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         18. Arbitration.

         18.1 In the event there are any matters affecting the interpretation of this Agreement that cannot be resolved by mutual agreement of the parties, either party shall have the right to demand that such disputed matter be submitted to arbitration by a Board of Arbitrators composed of three members. Each party shall appoint one arbitrator and the two so appointed shall select a third. Their decision on any disputed matter shall be final. Either party demanding arbitration shall notify the other in writing of its demand for arbitration specifying the matter to be submitted to arbitration and the name of the arbitrator selected by it.

         18.2 Upon receipt of such written notice, the other party shall have ten days within which to select its arbitrator and to notify the other party in writing of such selection and the two so selected shall have fifteen days in which to select a third arbitrator. In the event the third arbitrator is not selected within said fifteen days, then such third arbitrator shall be appointed by the Circuit Court with jurisdiction over Morgan County upon application by either party after at least five days' written notice to the other party of the hearing of such application.

         18.3 The appointees to the Arbitration Board shall have sufficient knowledge of hospital matters so that reasonable judgments can be made. No arbitrator shall have the right to change or alter the terms of this Agreement. The provisions of the Uniform Arbitration Act shall apply unless expressly in conflict with any provision in this Agreement.

         18.4 All expenses incurred in connection with the arbitration shall be shared equally by the parties to the dispute.

         19. Notices. Any notice permitted or required hereunder shall be in writing and shall be deemed received three business days after the date on which it is deposited in the United States mail, certified or registered mail, postage prepaid and addressed as follows:

         If to Hospital Association:    Fort Morgan Community
                                        Hospital Association
                                        1000 Lincoln Street
                                        Fort Morgan, Colorado 80701
                                        Attn: President, Fort Morgan
                                              Community Hospital
                                                Association

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



         If to BHI:                     c/o Brim & Associates, Inc.
                                        177 NE 102 Avenue
                                        Portland, Oregon 97220
                                        Attn: Doug Atkinson

Such addresses may be changed by either party by ten days prior written notice to the other party.

         20. Prior Agreements. Hospital Association warrants that, to the best of its knowledge, this Agreement does not breach or conflict with any commitments or responsibilities under any prior agreements to which Hospital Association may be a party or any law by which Hospital Association may be bound. Hospital Association warrants that it has full authority to permit the use of the Leased Property by BHI under the terms and conditions set out in this Agreement. BHI shall be held harmless from any claims, liabilities, and expenses arising from agreements to which Hospital Association is or was a party on or before the Commencement Date, except to the extent that such agreements are assumed by BHI in writing.

         21. Contractual Obligations. To the best knowledge of Hospital Association, attached hereto as Exhibit C is a Schedule of Material Contracts to which Hospital Association is party or is bound or will be bound as of the Commencement Date, and which affect or relate to the Leased Property The Contracts listed are intended to include:

             a) All leases, rental agreements and other contracts affecting the ownership or leasing of, title to, use of, or any interest in the Leased Property; and

             b) Any contract or commitment, sales order or purchase order, whether in the ordinary course of business or not, which involves future payments, performance of services or delivery of goods and/or materials, to or by Hospital Association of an amount or value in excess of Five Thousand Dollars ($5,000.00).

Except as may be stated in Exhibit C, all such Material Contracts are to the best knowledge of Hospital Association valid and binding obligations of the parties thereto in accordance with their respective terms and there have been no unlisted amendments or modifications to any Material Contract. Furthermore, Hospital Association will endeavor to disclose and explain any additional nonmaterial contracts or agreements which impose any duty, obligation, or liability upon the Hospital Association. To the extent required by law, BHI agrees to perform, discharge or otherwise satisfy the legal responsibility of Hospital Association required after the Closing Date in and under all of the listed current Material Contracts and Agreements which are assumed by BHI pursuant to this Section 21. Notwithstanding the foregoing, BHI shall retain the right to terminate, modify, and/or renegotiate said contracts, provided Hospital Association incurs no liability as a result thereof. Hospital Association agrees, upon the request of BHI,, to exercise any rights or options which may belong to the Hospital Association, which BHI may by contract be prevented from exercising, provided any cost associated with such exercise will be borne by BHI.

         22. Right of First Refusal.

         22.1 If at any time during the Lease Term Hospital Association should offer to sell or receive an offer to buy all of the Leased Property, BHI shall have a right of first refusal to acquire the same. Hospital Association shall give BHI written notice of its intention to so sell, transfer or convey and BHI shall have the option, exercisable within thirty days after receipt of such not ice, to purchase the Leased Property on the same terms as submitted by offeror to Hospital Association or as offered by Hospital Association in such notice.

        22.2 In the event BHI exercises its option under this Section, closing of BHI's purchase shall occur within ninety days thereafter at the offices of Hospital Association's attorneys. At closing, Hospital Association shall execute and deliver such instruments as reasonably may be appropriate to assign and convey the Leased Property to BHI. Hospital Association shall cause all holders of encumbrances on the Leased Property to release their encumbrances at closing unless BHI elects to assume some or all of the same in which case the principal balances of the assumed encumbrances shall be offset against the cash due at closing. The purchase price for the Leased Property shall be paid to Hospital Association at closing by cashiers check or by wire transfer to Hospital Association's bank account.

         22.2.1 In the event the sale of the Leased Property to BHI requires the approval of any governmental agency, the sale shall be contingent upon the granting of such approval. Hospital Association and BHI shall execute and deliver to any such governmental agency such instruments as may be required by the' agency in connection with the approval of the sale. If such approval is not secured by the date of closing, the closing shall be postponed to the first day of the first month after the month in which such approval is secured. Pending such approval, the terms of this Lease shall apply to the extent practicable. If such approval is denied, the Lease shall remain in effect in accordance with its terms; provided, however, that Hospital Association shall thereafter be entitled to sell the Leased Property to a third party, if such sale is closed within one hundred eighty days after the governmental agency's denial of approval of the sale to BHI.

         22.2.2 If title to the Leased Property is transferred to a corporation which is affiliated with Hospital Association and by virtue of a subsequent change in the beneficial ownership of said affiliate, the affiliate ceases to be affiliated with Hospital Association, BHI shall have the option to purchase the Leased Property for their Fair Market Value or the pro rata value paid by the purchaser of the affiliate, whichever is less, in the manner prescribed in
Section 22.2.1.

         22.2.3 This Lease shall terminate upon closing of the sale of the Leased Property to BHI.

         23. Hospital Association's Right to Perform BHI's Covenants.

         23.1.1 If BHI defaults in the making of any of the payments, or the performance of any of the obligations provided for in this Lease, Hospital Association may, at its option and on behalf of BHI, make any such payments or perform any such obligations.

         23.1.2 Before exercising that option, however, Hospital Association must give BHI written notice of BHI's default, and of Hospital Association's intention to correct that default. If after thirty days BHI has not corrected such default, Hospital Association may exercise its rights under this Section 23.

         23.1.3 In the event Hospital Association performs any obligation on BHI's behalf, BHI shall reimburse Hospital Association for any amounts reasonably paid or expended. This reimbursement shall be due and payable immediately after BHI's receipt of notice from Hospital Association that the expense was incurred. Hospital Association shall not be held liable or in any way responsible for any loss, inconvenience, annoyance or damage resulting to BHI on account of such performance by Hospital Association, unless Hospital Association is found to have been negligent in its performance. All amounts payable to BHI to Hospital Association under any of the provisions of this Lease, if not paid when the same become due as in this Lease provided, shall bear interest from the date they become due until paid at the prime rate of interest then in effect at First Interstate Bank of Portland, Oregon. In the event First Interstate of Portland, Oregon ceases or fails to publish or announce a prime rate, regardless of the reason therefor, interest shall accrue at the prime rate announced by the bank designated by Hospital Association, provided such bank is among the top twenty-five banks in the United States in terms of deposits.

         24. Miscellaneous.

         24.1 This Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to the Leased Property and the operation of the Hospital. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon Hospital Association or BHI unless reduced to writing and executed by the parties.

         24.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

         24.3 If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons and circumstances shall be valid and enforceable to the fullest extent permitted by law.

         24.4 Subject to the limitations on assignment set forth above, the terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         IN WITNESS WHEREOF, Hospital Association and BHI have caused this Lease Agreement to be duly executed as of the date first above written:

                                             FORT MORGAN COMMUNITY
                                             HOSPITAL ASSOCIATION


                                             By: /s/ Ann Marron
                                                --------------------------------

                                             Its: President
                                                 -------------------------------

                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------


                                             BRIM HOSPITALS, INC.


                                             By: /s/
                                                --------------------------------

                                             Its: AUTHORIZED REPRESENTATIVE
                                                 -------------------------------

                                             By:
                                                --------------------------------

                                             Its:
                                                 -------------------------------

STATE OF COLORADO        )
                         ) ss.
COUNTY OF                )

     The foregoing instrument was acknowledged before me this 15th day of May, 1986, by Ann Marron and ______________________, respectively the President and ___________________________of Fort Morgan Community Hospital Association on behalf of the company.

                                           /s/ Gale Karas
                                           --------------------------------
                                           Notary Public

                                           My Commission Expires:  4/20/89


STATE OF OREGON          )
                         ) ss.
COUNTY OF                )


     The foregoing instrument was acknowledged before me this 15th day of May, 1986, by Bill Wilber and ____________________________, respectively the Vice President and Representative of Brim Hospitals, Inc. on behalf of the corporation.


                                           /s/ Antoinette J. Grabler
                                           --------------------------------
                                           Notary Public

                                           My Commission Expires:  01/09/88

                         AMENDMENT TO LEASE AGREEMENT


        This Amendment is made and entered into this 26th day of August, 1986, by and between Fort Morgan Community Hospital Association (the "Hospital Association") and Brim Hospitals, Inc. ("BHI").

        WHEREAS, the parties entered into a Lease Agreement dated May 15, 1986 (the "Lease") whereby BHI agreed to lease certain real property, improvements located thereon and personal property located therein that constitute the Fort Morgan Community Hospital, Fort Morgan, Colorado (the "Hospital"); and

        WHEREAS, The parties desire to amend the definition of the Leased Property as presently set forth in the Lease;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, it is hereby agreed as follows:

        1. The parties hereby agree to amend Paragraph 1 of the Lease so that the description of the Leased Property shall exclude the following assets currently leased by the Hospital Association:

            1.  House located at 1117 Grant, Fort Morgan, Colorado;
            2.  Dupont Chemical Analyzer; and
            3.  Specialty Physician Clinic Building, Fort Moran, Colorado.

        2. The parties shall negotiate and execute separate agreements for the leasehold rights to each of the above-named assets.

        3. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

        4. Except as hereby amended, all other terms and conditions of the Lease shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

FORT MORGAN COMMUNITY HOSPITAL
  ASSOCIATION

BY:  /s/ Ann L. Marron
   ------------------------------
ITS: President
    -----------------------------

BRIM HOSPITALS, INC.

BY: /s/
   ------------------------------
ITS:  Vice President
    -----------------------------
      Authorized Representative

                         Amendment to Lease Agreement

This amendment is made and entered into this 16th day of February 1987 by and between Fort Morgan Community Hospital Association (the "Hospital Association") and Brim Hospital, Inc. ("BHI").

Whereas, the parties entered into a lease agreement dated May 15, 1986 (the "Lease") whereby these capital requirement shall mean alteration, addition, improvement, equipment or personal property with a cost of over $5,000 and three years or more of life expectancy, shall have been submitted to the Hospitals Association and Holding Company for approval.

Whereas, the parties desire to amend the amount of capital requirement to be approved as presently set forth in the lease.


Now, therefore, it is hereby agreed as follows:

        1. The parties hereby agree to amended paragraph 6.7 of the lease so that the amount of capital requirements shall read:

                6.7 As used in the Section 6, capital requirements shall mean alterations, additions, improvement equipment or personal property with a cost of over $25,000 and three years or more of life expectancy.

        2. This amendment shall be governed by and conserved in accordance with the laws of the State of Colorado.

        3. Except as hereby amended, all other terms and conditions of the lease shall remain in full force and effect.

In witness hereof, the parties have caused this amendment to be duly executed as of the date first above written.


Fort Morgan Community Hospital Association

by: /s/ John C. Clatworthy, President
   ---------------------------------------
    John C. Clatworthy

it's:  President
     --------------------------------------

Brim Hospitals, Inc.

by: /s/ William N. Wilber
   ----------------------------------------
    William N. Wilber

it's:  Vice President, Authorized Representative
      -------------------------------------------

                         AMENDMENT TO LEASE AGREEMENT

        This Amendment is made and entered into this 26th day of August, 1986, by and between Fort Morgan Community Hospital Association (the "Hospital Association") and Brim Hospitals, Inc. ("BHI").

        WHEREAS, the parties entered into a Lease Agreement dated May 15, 1986 (the "Lease") whereby BHI agreed to lease certain real property, improvements located thereon and personal property located therein that constitute the Fort Morgan Community Hospital, Fort Morgan, Colorado (the "Hospital"); and

        WHEREAS, the parties desire to amend the definition of the Leased Property as presently set forth in the Lease;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, it is hereby agreed as follows:

        1. The parties hereby agree to amend Paragraph 1 of the Lease so that the description of the Leased Property shall exclude the following assets currently lease by the Hospital Association:

            1.  House located at 1117 Grant, Fort Morgan, Colorado;
            2.  Dupont Chemical Analyzer; and
            3.  Specialty Physician Clinic Building, Fort Morgan, Colorado.

        2. The parties shall negotiate and execute separate agreements for the leasehold rights to each of the above-named assets.

        3. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

        4. Except as hereby amended, all other terms and conditions of the Lease shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

FORT MORGAN COMMUNITY HOSPITAL
 ASSOCIATION

BY:  /s/ Ann L. Marron
    --------------------------

ITS: President
    --------------------------


BRIM HOSPITALS, INC.

BY: /s/ William N. Wilber
    --------------------------

ITS: VICE PRESIDENT
    --------------------------
     AUTHORIZED REPRESENTATIVE

                           ADDENDUM TO FORT MORGAN
                             OPERATING AGREEMENT
                              DATED MAY 15, 1986

        This Addendum is made and entered into this 26th day of August, 1986, by and between Fort Morgan Community Hospital Holding Company (the "Holding Company"), Fort Morgan Community Hospital Association (the "Hospital Association"), Brim Hospitals, Inc. ("BHI") and Brim & Associates, Inc. ("Brim").

        WHEREAS, the parties hereto entered in an Operating Agreement dated May 15, 1985 (the "Agreement") whereby BHI assumed all of Hospital Association's and Holding Company's rights and obligations with respect to operating expenses and accounts receivable of Fort Morgan Community Hospital, Fort Morgan, Colorado (the "Hospital"); and

        WHEREAS, pursuant to the terms of the Agreement, Hospital Association was obligated to bring the working capital balance to a positive amount of $1,000.00 within (thirty) 30 days of completion of a working capital audit, which audit was conducted on May 31, 1986; and

        WHEREAS, Hospital Association desires to extend payment of such obligation over a period of twelve (12) months and BHI is willing to permit such extension of payment;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, it is hereby agreed as follows:

        1. BHI and Brim hereby consent to the extension of time for payment of the amount needed to bring the working capital balance to a positive amount of $1,000.00 for a period of twelve (12) months commencing June 30, 1986.

        2. Hospital Association hereby agrees to pay to BHI the amount necessary to bring the working capital balance to a positive amount of $1,000.00 by paying such sum in twelve (12) equal monthly installments commencing June 30, 1986.

        3. The amount owed to BHI by Hospital Association shall be as determined by the working capital audit conducted by Touche Ross on May 31, 1986.

        4. This Addendum shall be governed by and construed in accordance with the laws of the State of Colorado.

        5. Except as hereby amended, all other terms and conditions of the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Addendum to be duly executed as of the date first above written.

FORT MORGAN COMMUNITY HOSPITAL
 HOLDING COMPANY

BY:  /s/ Susan
     -------------------------
ITS: President
     -------------------------


FORT MORGAN COMMUNITY HOSPITAL
 ASSOCIATION

BY:  /s/ Ann E. Morris
     -------------------------
ITS: President
     -------------------------


BRIM HOSPITALS, INC.

BY:  /s/
     -------------------------
ITS: Authorized Representative
     -------------------------


BRIM & ASSOCIATES, INC.

BY:  /s/
     -------------------------
ITS: Vice President
     Authorized Representative
     -------------------------

                       AMENDMENT TO LEASE AGREEMENT AND
                      TERMINATION OF OPERATING AGREEMENT

        THIS AGREEMENT is made and entered into this 23rd day of May, 1994 by and between Fort Morgan Community Hospital Association (the "Hospital Association") and Brim Hospitals, Inc. ("BHI").

                                   RECITALS

        A. The Hospital Association is the owner of that 40 bed acute care facility known as Colorado Plains Medical Center, Fort Morgan, Colorado (the "Hospital").

        B. By Lease Agreement dated May 15, 1986, as amended by Amendments dated August 26, 1986 and February 16, 1987 (collectively, the "Lease"), the Hospital Association leased the Hospital to BHI.

        C. Concurrently with the execution of the lease, BHI and the Hospital Association, along with Fort Morgan Community Hospital Holding Company (the "Holding Company") and Brim & Associates, Inc. (now known as Brim, Inc.) entered into an Operating Agreement, as amended by Addendum dated August 26, 1986 (the "Operating Agreement").

        D. Since the execution of the Operating Agreement the Holding Company has been dissolved and the material obligations of BHI and Brim and the Hospital Association provided for therein have been performed.

        E. BHI and the Hospital Association have agreed to terminate the Operating Agreement and to incorporate into the Lease any provisions thereof with continuing applicability to the relationship between the parties.

        F. BHI and the Hospital Association have further agreed to amend the Lease to reflect certain changes in the rights and obligations of the parties thereunder resulting from a proposed remodeling and expansion of the Hospital which will be financed in part through an increase in the rent due under the Lease.

        G. BHI and the Hospital Association want to document the terms and conditions under which the Operating Agreement will be terminated and the Lease will be amended.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS
FOLLOWS:

                                  AGREEMENT

1. TERMINATION OF OPERATING AGREEMENT. Effective as of May 1, 1994 (the "Effective Date") the Operating Agreement shall be terminated and the parties shall have no further rights or obligations thereunder.

2. AMENDMENT OF LEASE. As of the Effective Date, the Lease is hereby amended as follows:

        2.1 Section 2 is hereby deleted in its entirety and the following inserted instead:

        The initial term of this Agreement (the "Initial Term") shall commence on May 1, 1986 (the "Commencement Date") and shall expire on April 30, 1994. This Agreement shall automatically renew at the end of the Initial Term for a renewal term (the "First Renewal Term") of 20 years commencing on May 1, 1994 and terminating on April 30, 2014. BHI shall have the right to extend the term of the Agreement beyond the First Renewal Term for one additional renewal term of five (5) years (the "Additional Renewal Term") by written notice to the Hospital Association delivered no less than sixty (60) days prior to the end of the First Renewal Term. Nothing herein shall be deemed to preclude the termination of this Agreement prior to the end of the First Renewal Term or any Additional Renewal Term in accordance with the provisions of Sections 13, 14, and 15 of this Agreement. In the event BHI exercises its rights with respect to the Additional Renewal Term, prior to the expiration thereof, BHI and Hospital Association shall negotiate in good faith with respect to the extension of the term of the Lease for an additional five year renewal term (the "Second Additional Renewal Term") which shall be effective upon the expiration of the Additional Renewal Term and which shall be on such terms and conditions as may be mutually acceptable to the parties.

    2.2. Section 4.1 is hereby deleted in its entirety and the following inserted instead:

    4.1 As consideration of the use of the Leased Property, BHI shall pay to the Hospital Association the following amounts:

         (i) During the Initial Term an amount equal to One and no/100 Dollars ($1.00) annually, which shall be due and owing on the first day of each Lease Year of the Initial Term and may be paid to the Hospital Association in advance at the address stated in Section 19.

         (ii)  During the First Renewal Term, an amount equal to the sum of
         (i) the amount specified in Attachment I plus (ii) all principal and interest due on the New Debt (as defined below).

         (iii) During the Additional Renewal Terms, an amount equal to the principal and interest due on the New Debt.

    For purposes of this Section 4.1, the term "New Debt" shall mean that $2,500,000 mortgage to be entered into by the Hospital Association and secured by the Leased Property in connection with the financing of the remodeling and expansion of the Hospital (the "Remodeling") which is described more fully in Attachment II.

    2.3     The following is added to Section 4 as new Section 4.6:

    4.6 In addition to the rent provided for above, as consideration for the use of the Leased Property, during the first five years of the First Renewal Term, BHI shall contribute to the Hospital Association's designee, the Fort Morgan Community Hospital Foundation, an amount equal to ten (10%) percent of the Hospital's net profits before tax, as determined in accordance with generally accepted accounting principles; provided, however, that BHI's obligations to make such payments shall terminate upon commencement of the construction of the Remodeling and shall not be reinstated until the sixth year of the First Renewal Term, at which time BHI shall contribute to the Hospital Association's designee an amount equal to a percentage of the Hospital's net profits before tax as specified below:

    Year in First Renewal Term                      Percentage of Profits
    --------------------------                      ---------------------
    or Additional Renewal Terms
    --------------------------
                6                                                      6%
                7                                                      7%
                8                                                      8%
                9                                                      9%
            10-25                                                     10%

    2.4     Section 5 is hereby deleted in its entirety.

    2.5 Section 6.2.2 is hereby deleted in its entirety and the following inserted instead:

    6.2.2 BHI shall use its best efforts to acquire additional Personal Property which in its judgement is needed to meet the needs of the patients of the Hospital and is keeping with the equipment routinely provided by a 40 bed non-urban hospital (the "BHI Personal Property"); provided, however, that any such acquisition that would be treated as a capital expenditure, rather than an operating expense, under generally accepted accounting principles shall be subject to the prior approval of the Hospital Association, which approval shall not be unreasonably withheld.

    2.6 Section 6.4 is hereby amended by inserting the following at the end thereof:

    6.4 ; provided, however, that in the event the Hospital Association advises BHI that it is unable to secure sufficient funds to finance the cost thereof, BHI may fund the cost thereof and the annual depreciation and interest associated therewith shall be deducted from the net profits before tax of the Hospital and reduce the contributions due to the Association's designee pursuant to Section 4.6 For purposes hereof an alteration, addition or improvement to the Leased Property shall be deemed to be substantial in the event the cost thereof exceeds $100,000.

    2.7 The last sentence of Section 22.2 is hereby deleted in its entirety and the following inserted to instead:

    The purchase price for the Leased Property shall be paid to the Hospital Association at closing by cashiers check or by wire transfer to Hospital Association's bank account; provided, however, that in the event said sale occurs during the First Renewal Term, BHI shall receive a credit against the cash due at closing in an amount equal to $1,000,000.

    2.8     The following is added to Section 22 as new Section 22.3:

    In the event BHI fails to exercise its right of first refusal provided for herein and the Leased Property is sold to a third party, BHI shall be entitled to the first $1,000,000 of the proceeds of the said sale in the event said sale occurs during the First Renewal Term.

    2.9     The following are added to Section 24 as new Sections 24.5,
    24.6 and 24.7:

    24.5 Upon expiration of the Term of this Leases, the following shall occur:

            24.5.1 The Hospital Association shall have the option of purchasing from BHI the net working capital of the Hospital. For purposes hereof, the term net working capital shall be defined as the excess of the Hospital's current assets over its current liabilities, all as determined in accordance with generally accepted accounting principles. A preliminary settlement of the amount due hereunder shall be made at the end of the lease term and a final statement shall be made within 60 days thereafter. Payment for the working capital shall be due based on the amount reflected in the preliminary settlement, with an adjusted payment made to or form the Hospital Association when the final settlement is due. BHI shall hire an independent certified public accountant to perform an audit of the working capital and to prepare the preliminary and final settlements.

            24.5.2. The Hospital Association shall be required to purchase the BHI Personal Property (as defined in Section 6.2.2). The purchase price for the BHI Personal Property shall be equal to the depreciated book value thereof as of the date on which the Term of this Lease expires. The purchase price shall be payable at the Hospital Association's option in cash or by execution and delivery to BHI of the Hospital Association's promissory note in the face amount thereof, bearing interest at the Prime Rate (as announced by US National Bank of Oregon) as it may vary from time to time, with principal and interest payable in equal monthly installments based on a 5 year amortization schedule and with the first such payment due one month after the date on which the Term of this Lease expires.

    24.6 Subject to the authority of Governing Board set forth in Section 24.7, Brim shall have exclusive control of and responsibility for the operations of the Hospital. The day to day operation shall be the responsibility of the executive director and the director of finance of the Hospital (both of whom shall be selected by and shall be employees of Brim). In consideration for its management services,, Brim shall receive an annual management fee in an amount approved by the Governing Board, which approval shall not be unreasonably withheld, which shall be due and payable in equal monthly installments on the fifth day of each month; provided, however that the payment of the management fee shall be subordinate to the payment of the rent due hereunder.

         24.7 The Governing Board of the Hospital shall consist of seven members approved by BHI, one of whom shall be an officer or director of the Hospital Association, two of whom shall be employees or officers of BHI, two of whom shall be members of the Fort Morgan Community, one of whom shall be a member of the Fort Morgan Community Hospital Foundation and one of whom shall be a staff physician at the Hospital. In addition, the Hospital's chief of staff shall be an ex officio member of the Governing Board. If any nominated member is not approved by BHI, the Hospital Association shall nominate an alternate member until the full Governing Board has been nominated and approved. The Governing Board shall have the duties and responsibilities with respect to the operations of the Hospital as provided for in Article VII of the BHI By-Laws as previously adopted by the Governing Board.

         2.10 Any and all references to the Holding Company shall be deemed to be references to the Hospital Association.

3.      REPRESENTATIONS AND WARRANTIES.

        3.1 The Hospital Association hereby represents and warrants that it has all necessary corporate power and authority to own the Hospital, to enter into this Agreement and to execute all documents and instruments referred to herein or contemplated hereby and all necessary action has been taken to authorize the individual executing this Agreement to do so. This Agreement has been duly and validly executed and delivered by the Hospital Association and is enforceable against the Hospital Association in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, regulations and authorities affecting the rights or creditors generally and by general principles of equity, and does not require the consent of or approval by any governmental authority.

        3.2 In connection with the Remodeling, the Hospital Association acknowledges and agrees that the cost of the Remodeling will be approximately $4,500,000 of which $2,500,000 will be paid through the New Debt, approximately $1 million of which will be paid from rent due under Section 4.1, and the balance of which shall be paid through community contributions. Accordingly, the Hospital Association hereby represents and warrants that it will:

            3.2.1 Develop and carry out a community fund raising campaign (the "Campaign") designed to raise not less than $1,000,000 to be applied to the cost of the Remodeling; provided however, that BHI shall provide such assistance with respect to the Campaign as may be reasonably requested by the Hospital Association;

            3.2.2 Prior to the successful completion of the Campaign, secure a loan for $1,000,000 (the "Interim Loan"), which Interim Loan shall
            (i) provide that interest only is due prior to the maturity date thereof and (ii) be due and payable in full from the proceeds of the Campaign; and

            3.2.3 For so long as the Interim Loan is outstanding, (i) cause the Fort Morgan Community Hospital Foundation to donate the interest earnings from its Trust Fund to the Hospital Association and (ii) use the same to pay the interest due on the Interim Loan prior to the repayment thereof in accordance with the provisions of
            Section 3.2.2.

3.3 Brim hereby represents and warrants that it has all necessary corporate power and authority to enter into this Agreement and to execute all documents and instruments referred to herein or contemplated hereby and all necessary action has been taken to authorize the individual executing this Agreement to do so. This Agreement has been duly and validly executed and delivered by Brim and is enforceable against Brim and its affiliates in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, regulations and authorities affecting the rights of creditors generally and by general principles of equity.

4.      GENERAL PROVISIONS

        4.1 Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments reasonably necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence their rights hereunder.

        4.2 All notices to be given by either party to this Agreement to the other party hereto shall be in writing, and shall be given and received in the manner and at the addresses provided for in the lease.

        4.3 Each party hereto shall bear its own legal, accounting and other expenses incurred in connection with the preparation and negotiation of this Agreement.

        4.4 This Agreement, together with the lease, constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussion and preliminary agreements. In the event of any conflict between the terms of this Agreement and any of the terms of the asset Agreement, the terms of this Agreement will control. This Agreement may not be modified or amended except in writing signed by the parties hereto. No waiver of any term, provision or condition of this Agreement in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition of this Agreement. No failure to act shall be construed as a waiver of any term, provision, condition or rights granted hereunder.

        4.5 The section headings contained herein are for convenience only and shall not be considered or referred in resolving questions of interpretation.

        4.6 This agreement may be executed in one or more counterparts and all such counterparts taken together shall constitute a single original Agreement.

        4.7 This agreement shall be governed in accordance with the laws of the state of Colorado.

        IN WITNESS WHEREOF,the parties hereby execute this agreement as of the day and year first set forth above.

                    BRIM HOSPITALS, INC.

                    BY:  /s/
                         -------------------
                    ITS: BHI Board Director
                         -------------------

                    FORT MORGAN COMMUNITY HOSPITAL ASSOCIATION

                    BY:  /s/
                         -------------------
                    ITS: Chairman, Fort Morgan Community Hospital Association
                         ----------------------------------------------------

                                 ATTACHMENT 1

During the First Renewal Term, BHI shall be obligated to pay rent in an amount equal to One Million and no/100 Dollars ($1,000,000) which shall be payable in full at the commencement of the First Renewal Term (the "Prepaid Rent") and shall be amortized over the First Renewal Term at the rate of $50,000 per lease year. Notwithstanding the foregoing, BHI's obligation to pay the Prepaid rent shall be subjected to the occurrence of all of the following:

1.      The Hospital Association shall have secured the New Debt (as defined in
        Section 4.1 of the lease) on terms acceptable to BHI.

2. The Hospital Association shall have secured the Interim Loan (as defined in Section 3.2.2. of the attached Lease Amendment) and the Hospital Foundation shall have pledged its interest on the Interim Loan (as described more fully in Section 3.2.3 of the attached Lease Amendment).

                                 ATTACHMENT 2

The Hospital Association, in conjunction with BHI, shall undertake a $4.5 million expansion/remodeling of the Hospital. This project will include work described in Attachment 2A.

                                ATTACHMENT 2A

The Colorado Plains Medical Center Remodel and Expansion will consist of an expansion of the surgery and recovery area, increasing the number of surgeries from two to four, and providing substantial increase in the number of patients than can be treated in the Recovery area.

In addition, expansion will also occur in the Emergency Room which will expand to be a full Trauma Center. Radiology will be doubled in size as will the Laboratory. New treatment space will be provided to Cardia Rehab, Respiratory Therapy, and other Ancillary Departments such as Nuclear Medicine, EKG, EEG.

On the upper level, a centralized nurse administration area will be remodeled. Rooms currently occupied by ancillary services will be returned to patient rooms. A new administrative area will be completed, which will house Medical Records, the Business Office, Conference rooms, and Office Space.

Finally, major circulation corridors will be renovated as well as a relocation of the front entrance from the southern exposure to the northern orientation on the building. Site improvement will include additional paved parking, a new drive-through front entry to both the hospital and Trauma/Emergency Room services unit, and other general exterior improvements.

                        AMENDMENT TO LEASE AGREEMENT

         THIS AGREEMENT is made and entered into this 8th day of November, 1994 by and between Fort Morgan Community Hospital Association (the "Hospital Association") and Brim Hospitals, Inc. ("BHI").

                                  RECITALS

          A. The Hospital Association is the owner of that 40 bed acute care facility known as Colorado Plains Medical Center, Fort Morgan, Colorado (the "Hospital").

          B. Under the terms of its Certificate of Incorporation, the Association was organized for the purpose of establishing and maintaining a hospital for the care of all person who are suffering from any illness or disability which requires that the patient receive hospital care.

          C. Prior to 1986 the Association carried out the foregoing purpose through its own operations at the Hospital. However, in 1986 the Hospital was suffering serious financial difficulties and the Association determined that it would further the purpose for which it was organized and best meet the needs of the community served by it if it leased the Hospital to a third party which had the management expertise and financial resources to ensure the continued operation of the Hospital.

          D. By Lease Agreement dated May 15, 1986, as amended by Amendments dated August 26, 1986 the Hospital Association leased the Hospital to BHI.

          E. Since entering into the Lease BHI has resolved the financial problems facing the Hospital, has provided a significant amount of charity care to the residents of the community served by the hospital and has invested a significant amount of its resources into the improvement of the physical plant of the Hospital, all of which have served to improve access to and the quality of the care provided to the residents of the community served by the Hospital and to further the tax exempt purpose for which the Association was organized.

          F. The Lease was amended by amendments dated August 26, 1986 (the "First Amendment"), February 16, 1987 (the "Second Amendment") and May 23, 1994 (the "Third Amendment").

          G. The principal purpose of the Third Amendment was to reflect the terms and conditions under which the Hospital would be operated after the further expansion and renovation thereof pursuant to a capital improvement program developed and financed in part by BHI and approved by the Association.

         H. Since the execution of the Third Amendment, BHI and the Association have agreed to make certain other changes to the Lease in order to confirm certain obligations undertaken by BHI in connection with its prior operation of the Hospital.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS
FOLLOWS:

                                  AGREEMENT

         1. Section 3 is hereby amended by adding the following:

         3.5. In connection with its operations at the Hospital and in furtherance of the non profit purpose of the Association, BHI shall continue to provide charity care to residents of the community served by the Hospital at levels and in a manner consistent with charity care provided by BHI at the Hospital since the inception of the Lease and BHI shall continue as a participant in the Colorado Indigent Care Program.

         2. Section 4.1 (as reflected in the Third Amendment) is hereby amended by inserting the following:

         (iv) During the First Renewal Term and any Additional Renewal Terms, an amount equal to the principal and interest due on that $1,000,000 loan (the "Interim Loan") entered into between the Hospital Association and Morgan County Federal Savings & Loan Association ("Morgan County") if and to the extent the same has not been paid in full on or before the fifth anniversary of the date thereof or the principal and interest on the Interim Loan is not being paid by the Foundation.

         3. Section 4.1 (as reflected in the Third Amendment) is hereby further amended by changing the reference to $2,500,000 in the last paragraph to $3,000,000 and by reflecting that the New Debt shall be provided by Morgan County.

         4. Section 4.6 (as reflected in the Third Amendment) is hereby deleted in its entirety and the following inserted instead:

         4.6. In addition to the rent provided for above, as consideration for the use of the Leased Property, during the first five years of the First Renewal Term, BHI shall contribute to the Hospital Association's designee, the Fort Morgan Community Hospital Foundation, an amount equal to one (1%) percent of the Hospital's net revenues, as determined in accordance with generally accepted accounting principles; provided however, that BHI's obligation to make such payments shall terminate upon commencement of the construction of the Remodeling and shall not be reinstated until the sixth year of the First Renewal Term, at which time


                                                  Substitute page to Amendment
                                                  to Lease Agreement executed
                                                  Nov. 8, 1994

                                                  /s/ John R. Miller
                                                  ------------------------------

                                                  /s/ Debra L. Hays
                                                  ------------------------------

         H. Since the execution of the Third Amendment, BHI and the Association have agreed to make certain other changes to the Lease in order to confirm certain obligations undertaken by BHI in connection with its prior operation of the Hospital.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS
FOLLOWS:

                                  AGREEMENT

         1. Section 3 is hereby amended by adding the following:

         3.5. In connection with its operations at the Hospital and in furtherance of the non profit purpose of the Association, BHI shall continue to provide charity care to residents of the community served by the Hospital at levels and in a manner consistent with charity care provided by BHI at the Hospital since the inception of the Lease and BHI shall continue as a participant in the Colorado Indigent Care Program.

          2. Section 4.1 (as reflected in the Third Amendment) is hereby amended by inserting the following:

         (iv) During the First Renewal Term and any Additional Renewal Terms, an amount equal to the principal and interest due on that $1,000,000 loan (the "Interim Loan") entered into between the Hospital Association and Morgan County Federal Savings & Loan Association ("Morgan County") if and to the extent the same has not been paid in full on or before the fifth anniversary of the date thereof or the principal and interest on the Interim Loan is not being paid by the Foundation.

         3. Section 4.1 (as reflected in the Third Amendment) is hereby further amended by changing the reference to $2,500, 000 in the last paragraph to $3,000,000 and by reflecting that the New Debt shall be provided by Morgan County.

         4. Section 4.6 (as reflected in the Third Amendment) is hereby deleted in its entirety and the following inserted instead:

         4.6. In addition to the rent provided for above, as consideration for the use of the Leased Property, during the first five years of the First Renewal Term, BHI shall contribute to the Hospital Association or its designee an amount equal to one (1%) percent of the Hospital's net revenues, as determined in accordance with generally accepted accounting principles; provided however, that BHI's obligation to make such payments shall terminate upon commencement of the construction of the Remodeling and shall not be reinstated until the sixth year of the First Renewal Term, at which time

         BHI shall contribute to the Hospital Association or its designee an amount equal to a percentage of the Hospital's net revenues as specified below:

Year in First Renewal Term
or Additional Renewal Terms              Percentage of Net Revenues
---------------------------              --------------------------
         6                                           .6%
         7                                           .7%
         8                                           .8%
         9                                           .9%
         10-25                                      1.0%

         Any payments made by BHI prior to the date of this Fourth Amendment pursuant to this Section 4.6 as currently written or as previously written shall be deemed to have satisfied the requirements of Section
         4.6 as reflected in this Fourth Amendment.

         5. Section 6.1 is hereby amended by adding the following to the end thereof:

         During the first year of the First Renewal Term of the Lease, BHI shall, at its sole cost and expense, undertake the repairs and alterations (as Tenant Improvements) described in Exhibit A hereto. The estimated cost of said Tenant Improvements is approximately $1,500,000. BHI shall ensure that the same are undertaken in a good and workmanlike manner and are of such quality as will foster the provision of quality care by the Hospital to the patients served by it.

         6. Section 22 (as reflected in the Third Amendment) is hereby amended by adding the following:

         provided, however, that BHI's right to the proceeds of said sale shall be subject and subordinate to any interest in the Leased Property which Morgan County may have under the terms of the documents evidencing or securing the Interim Debt or the new Debt and no such payment shall be made without the prior written consent of Morgan County.

         7. The last sentence of Section 24.1 is hereby deleted in its entirety and the following inserted instead:

         This Lease may not be amended or modified except by written instrument signed by the parties hereto and approved in writing by Morgan County.

         8. This Amendment shall be effective as of May 1, 1994.

         9. Except as specifically set forth herein, the Lease as originally executed and amended to date, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first set forth above.

                                   BRIM HOSPITALS, INC.

                                   By:  /s/ John R. Miller
                                      ------------------------------------------
                                   Its:  President
                                       -----------------------------------------

                                   FORT MORGAN COMMUNITY HOSPITAL
                                   ASSOCIATION

                                   By:  /s/ Debra L. Hays
                                      ------------------------------------------
                                   Its: Pres.
                                       -----------------------------------------

                                   LENDER CONSENT

          The undersigned, being a duly authorized officer of Morgan County Federal Savings & Loan Association does hereby consent to the Amendments to Lease set forth above.

                                   MORGAN COUNTY FEDERAL SAVINGS & LOAN
                                   ASSOCIATION


                                   By: /s/ Michael M. Berryhill
                                      ------------------------------------------
                                   Its: President
                                       -----------------------------------------

                                  EXHIBIT A
                             TENANT IMPROVEMENTS

As a component part of the expansion of Colorado Plains Medical Center, certain tenant improvements will be made which primarily focus on building systems. These improvements include certain general improvements to mechanical systems in the building, the replacement of boilers and the upgrading of the hot water heating system in the existing building. In addition, the existing domestic water supply system will be replaced, a secondary domestic water service will be attached, and chases to distribute the replacement hot water heating system and the domestic water supply system will be provided. The existing non-friable asbestos located in areas where equipment is to be replaced will be removed.

The $1,500,000 tenant improvement package also includes related architectural and engineering, mechanical engineering and electrical engineering to complete this work.

                     FIFTH AMENDMENT TO LEASE AGREEMENT

         THIS FIFTH AMENDMENT TO LEASE AGREEMENT (the "Amendment") is made and entered into this _____ day of March, 1995 by and between FORT MORGAN COMMUNITY HOSPITAL ASSOCIATION (the "Hospital Association") and BRIM HOSPITALS, INC. ("BHI").

                                  RECITALS

         A. The Hospital Association and BHI are parties to that certain Lease Agreement dated May 15, 1986 (the "Lease Agreement"), pursuant to which BHI leases from the Hospital Association that certain real property located in Fort Morgan, Colorado as improved with that certain 40 bed acute care hospital commonly known as "Colorado Plains Medical Center" (the "Facility").

         B. The Lease Agreement has been previously amended by those certain lease amendments (collectively, the "Prior Amendments") dated August 26, 1986, February 16, 1987, May 23, 1994 and November 8, 1994 (the "Fourth Amendment"). The Lease Agreement as amended by the Prior Amendments is referred to herein as the "Lease".

         C. The Hospital Association and BHI are working together in an effort to expand and renovate the Facility. In contemplation of future growth, the Hospital Association acquired, subsequent to the execution of the Lease Agreement, title to parcels of real property situated adjacent to the Facility and intends to acquire additional land in the near future.

         D. It is the original intent of the parties that all such additional parcels of real property be included as part of the land subject to the Lease.

         E. The purpose of this Amendment is to amend the description of the "Leased Property" subject to the Lease and to modify the Lease in certain other particulars as provided below.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS
FOLLOWS:

                                  AGREEMENT

         1. SUBJECT PROPERTY

            Section "1. Subject Property." of the Lease is hereby amended by deleting in its entirety Exhibit A attached to the Lease which sets forth the description of the Real Property included as part of the Leased Property and substituting in its place Revised Exhibit A attached hereto and incorporated into the Lease by this reference. The Hospital Association and BHI acknowledge that the Hospital Association is currently attempting to acquire fee title to those certain additional parcels of real property described on Schedule 1 attached hereto and incorporated herein by this reference (the "Additional Land"). It is the intent of the parties that at such time that the Hospital Association acquires a fee title interest to any portion of the Additional Land that such portion be included as part of the Leased Property. Accordingly, as a matter of administrative convenience for the parties, BHI and the Hospital Association hereby agree that at such time as the Hospital Association acquires fee title interest to any portion of the Additional Land, the portion so acquired shall automatically be deemed a part of the Real Property subject to the Lease without the requirement of the parties executing a further amendment to the Lease.

         2. RENT DURING FIRST RENEWAL TERM

            Attachment 1 to the Third Amendment to the Lease Agreement is hereby amended to provide that the payment of the Prepaid Rent in the amount of One Million Dollars ($1,000,000.00) shall not be required to be paid in full at the commencement of the First Renewal Term and, in lieu thereof, said amount shall be paid in accordance with the following schedule:

         Upon the closing of the loan to be
         made by Morgan County Federal
         Savings & Loan Association,
         representing the New Debt:                           $450,000.00

         April 1, 1995                                        $100,000.00

         May 1, 1995                                          $225,000.00

         June 1, 1995                                         $225,000.00

            Except as expressly modified above, the obligation of BHI to pay the Prepaid Rent shall remain subject to all of the conditions set forth in Attachment 1 to the Third Amendment.

         3. NEW DEBT

            BHI and the Hospital Association acknowledge that there is currently outstanding loans from Farmer's State Bank to the Hospital Association in the total collective amount of approximately One Hundred Eighty Thousand ($180,000.00) (the "Old Loan"), the repayment of which is secured by certain of the assets comprising the Leased Property. In order to repay in full the outstanding balance of the Old Loan and to provide additional financing to the Hospital Association for the purchase of the Additional Land, the amount of the loan from Morgan County Federal Savings & Loan Association to the Hospital Association has been increased by an amount not to exceed Three Hundred Thirty Thousand Dollars ($330,000). Accordingly, Section 4.1 of the Lease, as set forth in the Third Amendment and as subsequently amended by the Fourth Amendment, is hereby further amended by increasing the amount of $3,000,000.00 referenced in the last paragraph of Section 4.1 to an amount not to exceed $3,330,000.00.
Section 4.1 is hereby further amended to provide that the payment by BHI of all principal and interest due under the New Debt shall be paid to the Hospital Association by deposit of the required amount into a separate account to be maintained in the name of the Hospital Association at Morgan County Federal Savings & Loan

Association ("Lender"). Promptly following the execution of this Amendment, the Hospital Association covenants and agrees to open said account with Lender and to make the necessary arrangements with Lender in order to (i) permit Lender to make automatic withdrawals from said account for payment of the monthly installments of principal and interest due under the New Debt and (ii) to restrict access to the account by the Hospital Association so as to assure that all amounts deposited by BHI pursuant to the Lease shall be applied to the principal and interest payments due pursuant to the New Debt.

         4. FINANCIAL STATEMENTS

            BHI shall, from time to time upon not less than 10 days prior written notice from the Hospital Association, furnish to the Hospital Association and/or its lender a current financial statement which accurately reflects BHI's then financial condition.

         5. EFFECT OF AMENDMENT

            Except as specifically set forth herein, the Lease as originally executed and amended to date, shall remain in full force and effect.

         6. DEFINED TERMS

            Any term used herein which commences with an initial capital letter and is not otherwise defined herein shall have the same meaning in this Amendment as such term has in the Lease.

         7. COUNTERPARTS

            This Amendment may be executed in two or more counterparts each of which shall be deemed an original for all purposes and all of which, when taken together, shall constitute one agreement.

         IN WITNESS WHEREOF, the parties hereby execute this Amendment as of the day and year first set forth above.


BRIM HOSPITALS, INC.                         FORT MORGAN COMMUNITY HOSPITAL
                                             ASSOCIATION

By: /s/ John R. Miller                       By: /s/ Debra L. Hays
   ---------------------------                  --------------------------------
Its: President                               Its: Chairman
    --------------------------                   -------------------------------

                              LENDER'S CONSENT

         The undersigned, being a duly authorized officer of Morgan County Federal Savings & Loan Association, does hereby consent to the foregoing Fifth Amendment to Lease.

                                        MORGAN COUNTY FEDERAL SAVINGS & LOAN
                                        ASSOCIATION


                                        By: /s/ Michael M. Berryhill
                                           -------------------------------------
                                        Its: President
                                            ------------------------------------

                              REVISED EXHIBIT A

                     LEGAL DESCRIPTION OF REAL PROPERTY

PARCEL I:
Lots 1 through 22, inclusive, Block 7,
OLD FORT ADDITION TO THE CITY OF FORT MORGAN, according to the recorded plat thereof, Morgan County, Colorado.

PARCEL II:
Lot 1, Replat of Block 8,
OLD FORT ADDITION TO THE CITY OF FORT MORGAN, according to the recorded plat thereof, Morgan County, Colorado.

PARCEL III:
Lots 3, 4, and 5, Replat of Block 8,
OLD FORT ADDITION TO THE CITY OF FORT MORGAN, according to the recorded plat thereof, Morgan County, Colorado.

PARCEL IV:
Lot 6, REPLAT OF BLOCK 8,
OLD FORT ADDITION TO THE CITY OF FORT MORGAN, according to the recorded plat thereof, Morgan County, Colorado.

PARCEL V:
Lot 7, Replat of Block 8,
OLD FORT ADDITION TO THE CITY OF FORT MORGAN, according to the recorded plat thereof, Morgan County, Colorado.

PARCEL VI:
Lot 8, Replat of Block 8,
OLD FORT ADDITION TO THE CITY OF FORT MORGAN, according to the recorded plat thereof, Morgan County, Colorado.

PARCEL VII:
Lot 9, Replat of Block 8,
OLD FORT ADDITION TO THE CITY OF FORT MORGAN, according to the recorded plat thereof, Morgan County, Colorado.

                                 SCHEDULE I

                       DESCRIPTION OF ADDITIONAL LAND


Lots 2 and 10, Replat of Block 8,
OLD FORT ADDITION TO THE CITY OF FORT MORGAN, according to the recorded plat thereof, Morgan County, Colorado.

                      SIXTH AMENDMENT TO LEASE AGREEMENT

        THIS SIXTH AMENDMENT TO LEASE AGREEMENT (the "Amendment") is made and entered into the ______ day of ______________, 1996 by and between FORT MORGAN COMMUNITY HOSPITAL ASSOCIATION (the "Hospital Association") and BRIM HOSPITALS, INC. ("BHI")

                                   RECITALS


        A. The Hospital Association and BHI are parties to that certain Lease Agreement dated May 15, 1986 (the "Lease Agreement"), pursuant to which BHI leases from the Hospital Association that certain real property located in Fort Morgan, Colorado as improved with that certain 40 bed acute care hospital commonly known as "Colorado Plains Medical Center") (the "Facility").

        B. The Lease Agreement has been previously amended by those certain lease amendments (collectively, the "Prior Amendments") dated August 26, 1986, February 16, 1987, May 23, 1994 (the "Third Amendment"), November 8, 1994 (the "Fourth Amendment") and March _____, 1995 (the "Fifth Amendment"). The Lease Agreement as amended by the Prior Amendments is referred to herein as the "Lease".

        C. The Hospital Association and BHI are working together in an effort to expand and renovate the Facility.

        D. In order to facilitate that expansion, the Hospital Association has entered into a Loan Agreement with Morgan County Federal Savings & Loan Association (the "Lender") which has agreed to finance a portion of the costs thereof (the "Loan").

        E. The cost of the expansion has exceeded the original estimate of the parties. In order to finance the additional costs required to complete the expansion, the Hospital Association has agreed to increase the amount to be raised by its community funding raising campaign, the Lender has agreed to increase the principal balance of the Loan and BHI has agreed to increase the amount of its Prepaid Rent.

        F. Brim and the Hospital Association now desire to amend the Lease to reflect such sources of additional financing and the additional rent obligation imposed on Brim as a result of the increase in the principal amount of the Loan.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein, IT IS HEREBY AGREED AS
FOLLOWS:

                                  AGREEMENT

        1.  NEW DEBT

            Section 4.1 is hereby amended to reflect that the "New Debt" as referenced therein shall be the amount of the loan from Morgan County Federal Savings & Loan Association to the Hospital Association in an amount not to exceed $3,680,000.00.

        2.  PREPAID RENT

            The amount of Prepaid Rent as set forth in Attachment 1 to the Third Amendment to the Purchase Agreement is hereby amended by increasing said amount from $1,000,000 to an amount equal to $1,350,000. After all of the proceeds of the Loan and the proceeds of the Hospital Association's "Campaign" (as that term is defined below) have been disbursed and applied toward the cost of the expansion of the Facility, the $350,000 of additional Prepaid Rent shall be paid by BHI in increments as jointly determined by BHI and the Hospital Association to pay for the final costs of construction; provided, however, in no event shall said $350,000 be paid later than April 1, 1997.

        3.  CAMPAIGN

            The amount to be raised by the Hospital Association pursuant to its Community fund raising campaign (the "Campaign"), as provided for in the Third Amendment, is hereby increased from $1,000,000 to an amount equal to $1,350,000, all of which shall be applied by the Hospital Association toward the cost of constructing the expansion of the Facility.

        4.  EFFECT OF AMENDMENT

            Except as specifically set forth herein, the Lease as originally executed and amended to date, shall remain in full force and effect.

        5.  DEFINED TERMS

            Any term used herein which commences with an initial capital letter and is not otherwise defined herein shall have the same meaning in this Amendment as such term has in the Lease.

        6.  COUNTERPARTS

            This Amendment may be executed in two or more counterparts each of which shall be deemed an original for all purposes and all of which, when taken together, shall constitute one agreement.

        IN WITNESS WHEREOF, the parties hereby execute this Amendment as of the day and year first set forth above.

BRIM HOSPITALS, INC.                    FORT MORGAN COMMUNITY HOSPITAL
                                        ASSOCIATION

By:  _______________________            By:  __________________________
Its: _______________________            Its: __________________________




                               LENDER'S CONSENT

        The undersigned, being a duly authorized officer of Morgan County Federal Savings & Loan Association, does hereby consent to the foregoing Fifth Amendment to Lease.


                                        MORGAN COUNTY FEDERAL SAVINGS & LOAN
                                        ASSOCIATION

                                        By:  __________________________
                                        Its: __________________________

                       [NATIONWIDE HEALTH PROPERTIES, INC. LETTERHEAD]


September 18, 1996


                                                        Via Facsimile


Randi Nathanson, Esq.
The Nathanson Group
1411 Fourth Avenue
Suite 905
Seattle, WA 98101


RE: NATIONWIDE HEALTH PROPERTIES, INC. TRANSACTIONS WITH BRIM, INC. ("BRIM") AND BRIM SENIOR LIVING, INC. ("BSL")

Dear Randi:

        This letter is in response to your Memorandum dated August 28, 1996 (the "Memorandum") regarding the sale of Brim's stock (the "Stock Transaction") and the merger of BSL (the "Merger Transaction"). Please be advised that Nationwide Health Properties, Inc. ("NHP") is agreeable to the proposed transactions subject to the following provisions.

        As provided herein, NHP is willing to consent to the proposed transactions and waive its right under the Leases (as hereinafter defined) to "put" the facilities to the tenant thereunder as a result of the Stock Transaction and/or the Merger Transaction. As used herein, "Leases" shall mean those certain leases between NHP, as landlord, and Brim subsidiaries, as tenant, with respect to those facilities commonly known as Ojai Valley
Community Hospital, in Ojai, California, The Retirement Inn at Quail Ridge, in Oklahoma City, Oklahoma. The Retirement Inn at Forest Lane, in Dallas, Texas and Mesa Senior Village, in Mesa, Arizona. The aforementioned waiver shall be limited to NHP's put rights as a result of the Stock Transaction and the Merger Transaction. NHP's willingness to consent to the assignments under the Leases as a result of such transactions shall not, however, be deemed or construed as a consent and/or waiver of its put rights with respect to any other transfer or assignment in violation of the terms of any of the Leases.

        The Leases and other documents executed in connection therewith (collectively, the "NHP Documents") shall be appropriately modified to reflect the Stock Transaction and the Merger Transaction and the newly formed LLC shall fully assume all obligations of BSL to NHP. Except as set forth in such amendments and assumption agreements, all terms and conditions of the NHP Documents shall remain in full force and effect. NHP shall have also received appropriate reaffirmations form any guarantors of obligations under the NHP Documents.

Randi Nathanson, Esq.
Page 2


        Prior to the closing of the Stock Transaction and the Merger Transaction, NHP shall have completed and approved its due diligence, including, without limitation, satisfaction by NHP of the material terms and conditions of the proposed transactions; satisfaction by NHP with the final organization of and structure of the newly formed LLC and the purchaser of the Brim stock; receipt and approval by NHP of the then current financial statements of the purchaser of the Brim stock and the LLC; receipt and approval by NHP of evidence as to the due formation, power and authority of all parties to each transaction and the enforceability of all documents and agreements contemplated thereunder, receipt and approval of evidence of all governmental authorizations and approvals as are necessary for the continued operation of the leased facilities following the Stock Transaction and/or the Merger Transaction; and all necessary consents and/or amendments to the material contracts for the Mesa development project. Brim shall reimburse expenses incurred by NHP in connection with the above, including legal fees and expenses.

Sincerely,

/s/ Gary E. Stark
------------------
Gary E. Stark
vice President and General Counsel

GES:pb

cc:     T. Andrew Stokes
        Kevin Sherry
        Tracy Johnson